FOR IMMEDIATE RELEASE


          REVLON ANNOUNCES CONSUMMATION OF SUCCESSFUL EXCHANGE OFFERS

                   $804 Million of Debt Exchanged For Equity

                Two New Directors Appointed To Company's Board;
             Nominating and Corporate Governance Committee Formed

NEW YORK, March 25, 2004 - Revlon, Inc. (NYSE: REV) today announced the consummation of the Company's successful exchange offers for the 8 1/8% Senior Notes, the 9% Senior Notes, and the 8 5/8% Senior Subordinated Notes, each issued by Revlon's wholly-owned subsidiary, Revlon Consumer Products Corporation. The Company indicated that approximately $631.2 million aggregate principal amount of notes were tendered for Revlon Class A common stock, representing approximately $190.3 million of notes in addition to the notes previously committed to be exchanged by MacAndrews & Forbes and Fidelity Management & Research Co. ("Fidelity") as part of their support agreements related to the exchange offers.

In addition, in accordance with Revlon's previously-announced debt reduction plan, MacAndrews & Forbes exchanged approximately $173 million of existing loans for approximately 66.7 million shares of Revlon Class A common stock and exchanged or converted all of the Company's outstanding Series A preferred stock and Series B convertible preferred stock for an aggregate of approximately 9.2 million shares of Revlon Class A common stock.

The Company indicated that the total debt reduction, including the exchange of the MacAndrews & Forbes loans, totaled approximately $804 million, exceeding the targeted minimum debt reduction at this stage of the Company's debt reduction plan.

The approximate $631.2 million principal amount of notes tendered represents $133.8 million principal amount of the 8 1/8% Senior Notes; $174.5 million principal amount of the 9% Senior Notes; and $322.9 million principal amount of the 8 5/8% Senior Subordinated Notes. These notes were exchanged for an aggregate of approximately 224.1 million shares of Revlon's Class A common stock, which includes shares issued in exchange for accrued interest.

The Company indicated that it now has outstanding approximately 338.2 million shares of Class A common stock and 31.25 million shares of Class B common stock. As a result of these transactions, MacAndrews & Forbes beneficially holds approximately 59.9% of the Company's common stock (representing approximately 77.2% of the Company's voting power); funds and accounts managed by Fidelity beneficially hold approximately 21.2% of the Company's common stock (representing approximately 12.1% of the Company's voting power); and other stockholders beneficially hold approximately 18.9% of the Company's common stock (representing approximately 10.7% of the Company's voting power).

Commenting on the consummation of the exchange offers, Revlon President & CEO Jack Stahl stated, "The completion of the exchange offers and related transactions is a very important milestone for Revlon. Today, we are in a much stronger financial position than at any time in our recent past, and we plan to build on this capital structure improvement to continue to strengthen the business as we focus on our objective of achieving long-term, profitable growth."

The Company indicated that its previously-announced plan to launch a rights offering to reduce debt by a further $50 million by year-end 2004 was reduced to $9.7 million, as a result of $190.3 million of notes having been exchanged in excess of the notes committed to be exchanged under the support agreements. This $190.3 million more than satisfies Revlon's plan to reduce debt through the exchange offers by $150 million in addition to the notes that were committed to be exchanged in the support agreements. The $40.3 million difference satisfies all but $9.7 million of the Company's plan to reduce debt by a further $50 million by year-end 2004. As a result, Revlon indicated that its support and investment agreements with MacAndrews & Forbes and Fidelity relating to the Company's debt reduction plan were amended to enable Revlon to satisfy the remaining $9.7 million of debt reduction as part of the final stage of the Company's debt reduction plan. Therefore, the Company now intends to reduce debt by an additional $109.7 million by March 2006.

In conjunction with the consummation of the exchange offers, Revlon indicated that amendments to the Company's bank credit agreement became effective, providing the Company with an additional $64.4 million term loan facility. This facility was used to repay outstanding revolving indebtedness under the bank credit agreement, which will be available to be redrawn, as needed, to fund the Company's 2004 working capital needs.

Revlon also announced today the appointment of Kenneth L. Wolfe and Paul J. Bohan to the Company's Board of Directors.

Mr. Wolfe served as chairman and chief executive officer of Hershey Foods Corporation from 1994 until his retirement in December 2001. Mr. Wolfe joined Hershey in 1967 and held various executive positions, including president and chief operating officer, before being appointed its chairman and chief executive officer. Mr. Wolfe also serves as a member of the Board of Directors of Adelphia Communications Corporation, Bausch and Lomb Incorporated and Carpenter Technology Corporation and serves as the chairman of the audit committees of each of those companies. In addition, Mr. Wolfe was appointed to Revlon's newly-formed Nominating and Corporate Governance Committee and Revlon's Compensation Committee.

Mr. Bohan, prior to his retirement in February 2001, was a Managing Director of Salomon Smith Barney, a unit of Citigroup Inc., since 1980. Mr. Bohan currently serves as a member of the Board of Directors of Arena Brands, Inc., a privately-held company, and of the Board of Directors of The New York Police & Fire Widows' & Children's Benefit Fund and serves on its audit committee. In addition, Mr. Bohan was appointed to Revlon's Audit Committee.

Commenting on the appointment of Messrs. Wolfe and Bohan to the Company's Board, Revlon Chairman Ronald O. Perelman stated, "I am delighted that Ken and Paul have joined our Board. Their collective experience, expertise and insights in the consumer products and banking industries will be invaluable to us as we continue to strengthen the business and reshape our capital structure."

Revlon also announced that, building on the comprehensive Corporate Governance Program adopted by the Company's Board of Directors in January 2004, the Company has formed an independent Nominating and Corporate Governance Committee. The corporate governance section of the Company's investor relations website, www.revloninc.com, contains the principal elements of the Company's comprehensive Corporate Governance Program, including the Board's Corporate Governance Guidelines, the Board's Guidelines for Assessing Director Independence, charters for the Audit Committee, Compensation Committee and the new Nominating and Corporate Governance Committee and the Company's Code of Business Conduct (which includes the Company's Code of Ethics for Senior Financial Officers).


About Revlon
Revlon is a worldwide cosmetics, skin care, fragrance and personal care products company. The Company's vision is to become the world's most dynamic leader in global beauty and skin care. Websites featuring current product and promotional information can be reached at www.revlon.com and www.almay.com. Corporate investor relations information can be accessed at www.revloninc.com. The Company's brands, which are sold worldwide, include Revlon(R), Almay(R), Ultima(R), Charlie(R), Flex(R) and Mitchum(R).

CONTACTS:
Investor Relations:                              Media:
Maria A. Sceppaguercio, 212-527-5230             Catherine Fisher, 212-527-5727


                          Forward Looking Statements

Statements in this press release which are not historical facts, including statements about the Company's plans, strategies, beliefs and expectations, are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made, and, except for the Company's ongoing obligations under U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Such forward-looking statements include, without limitation, the Company's expectations and estimates about future events and the Company's estimates regarding the consummation of the remaining debt reduction transactions and the amounts and timing thereof, as well as the Company's plans to build on its capital structure improvement to continue to strengthen the business. Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC (which may be viewed on the SEC's website at http://www.sec.gov or on the Company's website at http://www.revloninc.com), as well as reasons including difficulties, delays, unexpected costs, the inability of the Company to consummate the remaining debt reduction transactions or changes in the amount or timing thereof, or to build on its capital structure improvement. Factors other than those listed above could also cause the Company's results to differ materially from expected results.